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                                  EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969, 333-46187,
333-53793, 333-57381, 333-73159, 333-75241, 333-84095, 333-33888, 333-57990 and
333-62320), on Form S-3 (Registration No. 333-45541 and 333-62128) and on Form
S-4 (Registration No. 333-82695) of SunGard Data Systems Inc. of our report dated February 11, 2003 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 27, 2003